UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K/A

 Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 18, 2019

 Chico’s FAS, Inc.
(Exact Name of Registrant as Specified in its Charter)

 Florida
(State or Other Jurisdiction of Incorporation)

001-16435	59-2389435
(Commission File Number)	(IRS Employer Identification No.)

11215 Metro Parkway	Fort Myers	Florida	33966
(Address of Principal Executive Offices)			(Zip code)
(239) 277-6200
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	CHS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As Chico’s FAS, Inc. (the “Company”) previously disclosed via a Report on Form 8-K filed July 18, 2019 (the “Prior Report”), the Company entered into a letter agreement with Bonnie Brooks, dated as of July 18, 2019 (the “Brooks Appointment Agreement”), in connection with Ms. Brooks’ appointment as President and Chief Executive Officer of the Company. This amended Report on Form 8-K/A amends the description of the sign-on equity grant to Ms. Brooks set forth in Item 5.02 of the Prior Report and discloses the material terms of the awards granted on August 20, 2019.
Pursuant to the Brooks Appointment Agreement, Ms. Brooks was awarded a sign-on equity grant consisting of (1) restricted shares of the Company’s common stock (the “Restricted Stock Award”) granted under the Company’s shareholder-approved Amended and Restated 2012 Omnibus Stock and Incentive Plan (the “2012 Plan”); (2) performance share units granted under the 2012 Plan (the “PSU Plan Award”); and (3) performance share units granted outside of the 2012 Plan (the “PSU Inducement Award”), each as described further below. This sign-on equity grant is intended to cover Ms. Brooks’ employee equity grants for both 2019 and 2020 and is intended to provide a strong incentive to stabilize Company performance and the management team and re-ignite growth. Ms. Brooks will be eligible for additional annual equity grants beginning in fiscal 2021 at the discretion of the Human Resources, Compensation and Benefits Committee of the Board of Directors (the “Committee”).
The PSU Inducement Award is an award of performance share units with a target of 700,000 units (100% payout) and a maximum of 1,050,000 units (150% payout), with each unit representing one share of the Company’s common stock. The Committee, composed solely of independent directors, approved the PSU Inducement Award as a material inducement to Ms. Brooks’ employment with the Company and granted the PSU Inducement Award outside of the 2012 Plan in reliance on the employment inducement award exemption contained in New York Stock Exchange Rule 303A.08. The PSU Plan Award is an award under the 2012 Plan of performance share units with a target of 350,000 units (100% payout) and a maximum of 525,000 units (150% payout), with each unit representing one share of the Company’s common stock.
Each of the PSU Inducement Award and the PSU Plan Award was granted by the Committee on August 20, 2019 and has a performance period beginning with the third quarter of fiscal 2019 and ending on the last day of fiscal 2021. Each of the PSU Inducement Award and the PSU Plan Award is earned based on achievement of performance objectives relating to comparable sales improvement and the Company’s stock price. Subject to achievement of a minimum performance requirement relating to comparable sales improvement, the number of units earned under each of the PSU Inducement Award and the PSU Plan Award will be between zero and the maximum based on the Company’s highest 20-trading day average closing stock price during the final 15 months of the performance period. Subject to earlier forfeiture or accelerated vesting under certain circumstances, each of the PSU Inducement Award and the PSU Plan Award will be paid, to the extent earned, following the end of the performance period.
The Restricted Stock Award was also granted by the Committee on August 20, 2019 and is an award under the 2012 Plan of 700,000 restricted shares of the Company’s common stock, vesting over a four-year period with one-quarter of the shares vesting each year on the anniversary of the grant date, subject to earlier forfeiture or accelerated vesting under certain circumstances.
The foregoing descriptions of the PSU Inducement Award, the PSU Plan Award and the Restricted Stock Award are not complete and are qualified in their entirety by reference to the full text of the PSU Inducement Award agreement, the PSU Plan Award agreement and the Restricted Stock Award agreement included as Exhibits 10.1, 10.2 and 10.3, respectively, to this Report.
Item 7.01. Regulation FD Disclosure.
A copy of the Company’s release issued on August 20, 2019 regarding the PSU Inducement Award is attached to this Report as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit 10.1	Employment Inducement Performance Award Agreement for Performance Share Units between Chico’s FAS, Inc. and Bonnie R. Brooks, dated August 20, 2019
Exhibit 10.2	Performance Award Agreement for Performance Share Units between Chico’s FAS, Inc. and Bonnie R. Brooks under the Amended and Restated 2012 Omnibus Stock and Incentive Plan, dated August 20, 2019
Exhibit 10.3	Restricted Stock Award Agreement between Chico’s FAS, Inc. and Bonnie R. Brooks under the Amended and Restated 2012 Omnibus Stock and Incentive Plan, dated August 20, 2019
Exhibit 99.1	Press Release of Chico's FAS, Inc. dated August 20, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICO’S FAS, INC.

Date: August 20, 2019	By:
/s/ Todd E. Vogensen
Todd E. Vogensen, Executive Vice President, Chief Financial Officer and Assistant Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 10.1	Employment Inducement Performance Award Agreement for Performance Share Units between Chico’s FAS, Inc. and Bonnie R. Brooks, dated August 20, 2019
Exhibit 10.2	Performance Award Agreement for Performance Share Units between Chico’s FAS, Inc. and Bonnie R. Brooks under the Amended and Restated 2012 Omnibus Stock and Incentive Plan, dated August 20, 2019
Exhibit 10.3	Restricted Stock Award Agreement between Chico’s FAS, Inc. and Bonnie R. Brooks under the Amended and Restated 2012 Omnibus Stock and Incentive Plan, dated August 20, 2019
Exhibit 99.1	Press Release of Chico's FAS, Inc. dated August 20, 2019